EXHIBIT 10.1
Securities Exchange Agreement between the Company and Digital Card Systems, Inc.



                          SECURITIES EXCHANGE AREEMENT


                                  BY AND AMONG

                           DIGITAL CARD SYSTEMS, INC.
                                DCS EUROPE, INC.
                                DCS AMERICA, INC.
                             DCS LATIN AMERICA, INC.
                     DIGITAL CARD SYSTEMS LATIN AMERICA SAC
                                 COSMO ID, GMBH

                                       AND

                               THE STOCKHOLDERS OF
                           DIGITAL CARD SYSTEMS, INC.
                                DCS EUROPE, INC.
                                DCS AMERICA, INC.
                             DCS LATIN AMERICA, INC.

                                       AND

                                 COSMO ID, GMBH

                                       AND

                              LISKA BIOMETRY, INC.



                            DATED: FEBRUARY 8 , 2006






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EXHIBITS:

Exhibit A
Exhibit B

SCHEDULES:
Schedule A        Stockholder List

Corporations Disclosure Schedule
Liska  Disclosure Schedule




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                          SECURITIES EXCHANGE AGREEMENT


This Securities Exchange Agreement (this "Agreement") is made and entered into as of February __, 2006, by and among (A) DIGITAL CARD SYSTEMS, INC.. a Delaware corporation ("DCS"); (B) DCS EUROPE, INC., a Delaware corporation ("DCS Europe"); (C) DCS AMERICA, INC., a Delaware corporation ("DCS America"); (D) DCS LATIN AMERICA, INC., a Delaware corporation ("DCS Latin America"); (E) COSMO ID GMBH, a corporation organized under the laws of Germany ("Cosmo"); (F) CHARLES BENZ, an individual ("Benz"), and the other Persons listed on SCHEDULE A annexed hereto who have executed this Agreement on the signature page as the "DCS Stockholders" (together with Benz, the "DCS Stockholders"); (G) JURGEN MULLER, an individual ("Muller") and the other Persons listed on SCHEDULE A annexed hereto who have executed this Agreement on the signature page as the "DCS Europe Stockholders" (together with Muller, the "DCS Europe Minority Stockholders");
(H) the Persons listed on SCHEDULE A annexed hereto who have executed this Agreement on the signature page as the "DCS America Stockholders" (the "DCS America Minority Stockholders"); (I) the Persons listed on SCHEDULE A annexed hereto who have executed this Agreement on the signature page as the "DCS Latin America Stockholders" (the "DCS Latin America Minority Stockholders"); (J) Muller and the other Persons listed on SCHEDULE A annexed hereto who have executed this Agreement on the signature page as the "Cosmo Stockholders" (the "Cosmo Stockholders"); and (K) LISKA BIOMETRY, INC., a corporation formed under the laws of the State of Florida ("Liska ").

DCS, DCS Europe, DCS America, DCS Latin America and Digital Card Systems Latin America SAC, a 99%-owned subsidiary of DCS Latin America (the "Latin America Sub") are sometimes hereinafter collectively referred to as the "DCS Group." The DCS Stockholders, the DCS Europe Minority Stockholders, the DCS America Minority Stockholders, the DCS Latin America Minority Stockholders and the Cosmo Stockholders are hereinafter sometimes collectively referred to as the "Stockholders." The DCS Group, Cosmo, the Stockholders and Liska are referred to herein individually as a "Party" and collectively as the "Parties."


PREAMBLE

         WHEREAS, Benz and the other DCS Stockholders own 100% of the issued and outstanding shares of capital stock of DCS (the "DCS Stock"); and

         WHEREAS, (a) DCS owns 51% of the outstanding capital stock of DCS Europe and the DCS Europe Minority Stockholders own 49% of the outstanding capital stock of DCS Europe; (b) DCS owns 51% of the outstanding capital stock of DCS America and the DCS America Minority Stockholders own 49% of the outstanding capital stock of DCS America; (c) DCS owns 50% of the outstanding capital stock of DCS Latin America and the DCS Latin America Minority Stockholders own 50% of the outstanding capital stock of DCS Latin America; (d) DCS Latin America owns 99% of the outstanding capital stock of Latin America Sub; and (e) the Cosmo Stockholders own 100% of the outstanding capital stock of Cosmo; and

         WHEREAS, following the Closing Date, DCS shall increase its ownership of the capital stock of DCS Latin America from 50% to 51%; and

         WHEREAS, DCS is negotiating to acquire one or more synergistic operating businesses ("Acquisition(s)") with revenues which, when combined with DCS' revenues, shall aggregate to at least $8 million; and

         WHEREAS, Liska proposes to acquire the Acquired Stock solely in exchange for the Liska Exchange Stock, upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the obligations of the Parties to effect the exchange of the Acquired Stock for the Liska Common Stock is subject to the conditions set forth in Article V hereof;

         WHEREAS, the Parties intend that the exchange of shares contemplated hereby (the "Exchange") qualify as a tax free exchange transaction within the meaning of Section 351 of the Code; and



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         WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:


CERTAIN DEFINITIONS

         In addition to other terms defined elsewhere in this Agreement (including, without limitation, the Caption and Preamble to this Agreement), as used in this Agreement, the following additional terms shall have the meanings set forth below:

"Acquired Stock" shall have the meaning as defined in Section 1.1 of this Agreement.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. "CONTROL" "controlled by" and "under common control with", as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

"Agreement Date" means the date of this Agreement.

"Agreement" means this Agreement.

 "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties.

"Business Day" means any day, Monday through Friday, on which U.S. federally chartered banks are open for business in New York, New York.

"Closing" shall mean the consummation of the exchange of the Acquired Stock for the Liska Exchange Stock, which exchange shall occur concurrently with consummation of the consummation of the Acquisition and the Liska Financing.

"Closing Date" shall mean the date and time as of which the Closing actually takes place.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Common Stock Equivalents" shall mean, with respect to the applicable Person, any issued and outstanding notes, debentures or preferred stock that is convertible into shares of common stock of such Person, any options, warrants or securities exercisable for shares of common stock of such Person, or other rights entitling the holder to purchase common stock of such Person or exchange property or other assets for common stock of such Person.

"Commission" shall mean the United States Securities and Exchange Commission.

"Contract" shall mean any agreement, contract, obligation, promise, commitment or undertaking of any kind (whether written or oral and whether express or implied), other than those that have been terminated.

"Corporations" shall mean the collective reference to the DCS Group and Cosmo.

"Corporations Disclosure Schedule" means the disclosure schedule delivered by the Corporations to Liska concurrently with the execution and delivery of this Agreement, as the same may be amended or supplemented by the Corporations.



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"Corporations Material Adverse Effect" shall mean any event or condition that could reasonably be expected to have a material and adverse affect on the business, results of operation, financial condition or prospects of either (a) the DCS Group taken as a consolidated whole, or (b) the Acquisitions or Cosmo, taken individually or as a consolidated whole with the DCS Group; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally, or (ii) any change in generally accepted accounting principles or interpretations thereof, shall not be considered when determining if a Corporations Material Adverse Effect has occurred.

"DGCL" shall mean the Delaware General Corporation Law, as amended.

"Employee Benefit Plan" shall mean any plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of a Person, which are now, or were since inception of such Person, maintained by such Person, or under which such Person has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, warrant, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

"Environmental Claim" shall mean any accusation, allegation, notice of violation, action, claim, encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any real or other property or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any real or other property; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with any real or other property.

"Environmental, Health and Safety Liabilities" shall mean any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law, as well as any liability for torts and damages according to general United States rules, regulations and ordinary principles, including case law, or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off- site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other rededication or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

"Environmental Law" shall mean any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety, as such laws have been amended or supplemented, and the regulations, statutory orders, local council waste by-laws, and other binding by-laws and guidance and practice notes adopted under any of those laws.

"Exchange" shall mean the exchange of the Acquired Stock for the Liska Exchange Stock pursuant to this Agreement.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any successor law.



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"GAAP" means generally accepted United States accounting principles in effect from time to time.

"Governmental Authority" shall mean any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, or any other country or any provincial, state, local, county, city or other political subdivision.

"Governmental Permit" shall mean any license, franchise, permit or other authorization of any Governmental Authority.

"Hazardous Materials" shall mean any substance, material or waste which is regulated by any Environmental Law.

"Intellectual Property" shall mean all (i) patent and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights, service marks and service mark rights, and all pending applications for and registration of the same; (ii) brand names, trade dress, business and product names, logos and slogans, and (iii) proprietary technology, including all know-how, trade secrets, quality control standards, reports (including test reports), designs, processes, market research and other data, computer software and programs (including source codes and related documentation), formulae, inventions and other ideas, methodologies, and technical information, (iv) claims of the owner of any intellectual property for infringement of its rights by a third party, no matter when arising, and (v) other intellectual property.

"Investor Group" shall mean collective any hedge fund, investment group or similar financing source acceptable to Liska and DCS which provides the financing required by the Liska Financing Obligation.

"Investor Group Securities" shall mean the securities of Liska issued to the Investor Group pursuant to the Liska Financing.

"Investor Group Subscription Agreement" shall mean the subscription agreement pursuant to which the Investor Group shall purchase, for not less than $5,000,000 the Investor Group Securities.

"Law" shall mean any United States, state or local (including common law) statute, code, directive, ordinance, rule, regulation or other requirement.

"Lien" shall mean any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

 "Order" shall mean any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

"Organizational Documents" shall mean: (a) the articles or certificate of incorporation, memorandum of association, articles of association and the by-laws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

"Proceeding" shall mean any claim, action, investigation, arbitration, litigation or other judicial, administrative or regulatory proceeding.



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"Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

"Registration Rights Agreement" means the registration rights agreement pursuant to which Liska shall agree to register for resale under the Securities Act the Investor Group Securities.

"Related Party Obligation Releases" shall have the meaning set forth in Section

"Liska Common Stock" shall mean the authorized common stock, $0.00 par value per share, of Liska .

"Liska Common Stock Equivalents" shall mean Common Stock Equivalents applicable to Liska .

"Liska Disclosure Schedule" means the disclosure schedule delivered by Liska to DCS and the Stockholders concurrently with the execution and delivery of this Agreement, as the same may be amended or supplemented by Liska .

"Liska Exchange Stock" means those shares of Liska Common Stock to be issued to the Stockholders on the Closing Date in exchange for the Acquired Stock.

"Liska Financing" and "Liska Financing Obligation" shall mean a financing in which Liska receives gross proceeds of no less than $5,000,000 to be used to complete the Acquisitions and as working capital for the DCS Group and the obligation of Liska to complete such Financing.

"Liska Material Adverse Effect" shall mean any event or condition that could reasonably be expected to have a material and adverse affect on the business, results of operation, financial condition or prospects of Liska and its Subsidiaries taken as a consolidated whole; provided, however, that any such effect resulting from (i) any change in economic or business conditions generally, or (ii) any change in generally accepted accounting principles or interpretations thereof, shall not be considered when determining if a Liska Material Adverse Effect has occurred.

"Liska SEC Reports" shall mean all filings required to be made by Liska with, or submitted by Liska to, the Commission under the Securities Act and the Exchange Act.

"Securities Act" shall mean the United States Securities Act of 1933, as amended, or any successor law.

"Subsidiary" shall mean with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which 50% or more of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent Persons thereof is owned or controlled, directly or indirectly, by such Person.

"Tax Authority" shall mean the Internal Revenue Service, and any state, local or foreign government or any agency or subdivision thereof.

"Taxes" shall mean all taxes, charges, fees, customs, duties or other assessments, however denominated, including all interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by a Tax Authority, which shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

                                    ARTICLE I
                         EXCHANGE OF THE ACQUIRED STOCK

         1.1 TRANSFER OF THE ACQUIRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing, each of the Stockholders shall transfer, convey, assign, set over and deliver ("Transfer") to Liska , and Liska shall acquire and accept from the Stockholders and DCS, that number of the shares of capital stock of each member of the DCS Group and Cosmo (collectively, the "Acquired Stock") as shall represent:



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            a)    100% of the issued and outstanding shares of capital stock of
                  DCS;

            b) 49% of the issued and outstanding shares of capital stock of DCS Europe;


            c) 49% of the issued and outstanding shares of capital stock of DCS America;


            d) 49% of the issued and outstanding shares of capital stock of DCS Latin America; and


            e) 90% of the issued and outstanding shares of capital stock of Cosmo;


in each case, free and clear of all Liens. Liska shall have no obligation to consummate the transactions contemplated by this Agreement, unless it shall acquire at the Closing, record and beneficial title to all, and not less than all of the Acquired Stock; in each case, free and clear of all Liens and, at such time, DCS shall continue to own the percentage of common stock of the other Corporations set forth in the preamble and DCS Latin America shall continue to own 99% of Latin America Sub.



      1.2 ISSUANCE OF LISKA EXCHANGE STOCK IN CONSIDERATION FOR THE ACQUIRED STOCK.

            (a) At the Closing and in sole consideration for the Transfer of the Acquired Stock, Liska shall transfer, convey and deliver to the Stockholders in the respective amounts indicated on SCHEDULE 1.2 (the "Stockholder Allocation Schedule") the shares of Liska Exchange Stock, which in the aggregate shall equal to twenty-five million (25,000,000) shares of Liska Common Stock

      1.3 CLOSING AND CLOSING DATE. The Closing of Exchange shall take place at the offices of Eaton & Van Winkle, 3 Park Avenue, New York, New York 10016, after all of the conditions to Closing specified in this Agreement (other than those conditions requiring the execution or delivery of a Document or the taking of some action at the Closing) have been fulfilled or waived by the Party entitled to waive that condition; provided, however, that (a) the Parties shall use their best efforts to effect the Closing by March 31, 2006, or as soon thereafter as is practicable, and (b) the Closing may take place by facsimile or other means as may be mutually agreed upon in advance by the Parties. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." Unless extended in writing by each of DCS and Liska in the event the Closing shall not occur by June 30, 2006 (the "Outside Closing Date") then either DCS or Liska may terminate this Agreement without any further liability to the other. In addition to the Exchange, the Acquisition and the Liska Financing shall be consummated at the Closing.

      1.4 DELIVERIES AT CLOSING BY THE STOCKHOLDERS. At the Closing, subject to the terms and conditions of this Agreement, the Stockholders shall execute and deliver, or cause to be executed and delivered, to Liska the documents and instruments referred to in this Section 1.4:

            (a) certificates evidencing all of the Acquired Stock, duly endorsed by the Stockholders, as applicable, in blank or accompanied by stock powers, duly endorsed in blank;

            (b) resolutions of the board of directors of each of the Corporations authorizing the execution and delivery of this Agreement and the consummation of transactions contemplated hereby;



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            (c) releases, in form and content satisfactory to Liska and its counsel, duly executed by each of the Corporations and the Stockholders, pursuant to which such Persons shall covenant and agree that, except as otherwise expressly provided in this Agreement, all amounts owed by any of the Corporations to Charles Benz, Ronald Wilfert or the other Stockholders set forth on Schedule 1.4, for accrued compensation or remuneration, are deemed forgiven and discharged in full as at the Closing Date (the "Related Party Obligation Releases"); and

            (d) such other Documents as may be reasonably requested by Liska and its counsel, that are necessary to effect the Closing.

      1.5 DELIVERIES AT CLOSING By LISKA. At the Closing, subject to the terms and conditions of this Agreement, Liska shall execute and deliver or cause to be executed and delivered to the Stockholders:

            (a) certificates evidencing all the Liska Exchange Stock registered in the names of the Stockholders in the amounts set forth on Schedule _A_;

            (b) resolutions of the Liska Board of Directors authorizing the execution and delivery of this Agreement, the issuance of the Liska Exchange Stock and the consummation of the transactions contemplated hereby; and

            (c) such other Documents as may be reasonably requested by the Corporation and/or the stockholders and their respective counsel, that are necessary or appropriate to effect the Closing.

            (d) the net proceeds of the Liska Financing and evidence of the consummation of the Liska Financing.

      1.6 RESTRICTIONS ON RESALE. The Parties acknowledge that the Liska Exchange Stock and the Acquired Stock shall not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until; (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Liska or the applicable Corporation receives an opinion of counsel, in form reasonably satisfactory, to the effect that an exemption from the registration requirements of the Securities Act is available.


The certificates representing the Liska Exchange Stock and the Acquired Stock (collectively, the "Transaction Securities") shall contain a legend substantially as follows:


         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR INTERACTIVE BRAND DEVELOPMENT, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CARE CONCEPTS THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."



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                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF LISKA

      Except as set forth in the Liska SEC Reports or on the Liska Disclosure Schedule, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing by Liska to the Stockholders, Liska hereby represents and warrants to the Stockholders, as of the date of this Agreement and as of the Closing Date, as follows:

      2.1 ORGANIZATION, STANDING AND POWER. Liska is a company duly incorporated, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Liska is duly qualified to do business as a foreign corporation doing business in each state where the failure to be so qualified and in good standing would have a Liska Material Adverse Effect. Except as set forth in SCHEDULE 2.1 to the Liska Disclosure Schedule, Liska does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

      2.2 CAPITALIZATION.

            (a) The capitalization of Liska and the number of shares of capital stock of Liska currently outstanding is as set forth on SCHEDULE 2.2(A) to the Liska Disclosure Schedule.

            (b) SCHEDULE 2.2(B) to the Liska Disclosure Schedule sets forth the names of each of the record and beneficial owners of five percent (5%) or more of the shares of Liska's Common Stock as at the date of this Agreement, determined in a fully-diluted bases, including holders of Liska Common Stock Equivalents.

            (c) Except as disclosed in SCHEDULE 2.2(C) to the Liska Disclosure Schedule, no shares of Liska Common Stock have been reserved for issuance to any Person, there are no Liska Common Stock equivalents outstanding and there are no outstanding rights, warrants, options or agreements for the purchase of Liska Common Stock or Liska Common Stock Equivalents.

            (d) All outstanding shares of Liska Common Stock are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

            (e) As at the Closing Date, there shall be not more than 50 million shares of Liska Common Stock outstanding, on a fully diluted basis, excluding DCS issue, and subsequent financing.

      2.3 AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by Liska have been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of Liska enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by Liska will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), Liska 's Certificate of Incorporation or Bylaws, in each case as amended, or, in any material respect, any Contract, indenture, lease, loan agreement or other agreement or instrument to which Liska is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to Liska except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Liska Material Adverse Effect. Except as set forth in SCHEDULE 2.3 to the Liska Disclosure Schedule, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of Liska in connection with the execution, delivery and performance of this Agreement.



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

      2.4 ISSUANCE OF LISKA COMMON STOCK. The Liska Common Stock to be issued to the Stockholders on the Closing Date, will when issued, pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

      2.5 FINANCIAL STATEMENTS.

            (a) Liska has made available to the Stockholders copies of its audited financial statements at December 31, 2002, 2003 and 2004 and for the three fiscal years then ended, and the unaudited financial statement as at September 30, 2005 and for the nine months then ended (collectively, "LISKA FINANCIAL STATEMENTS").

            (b) The Liska Financial Statements (i) are consistent in all material respects with the books and records of Liska; (ii) have been or will be prepared in accordance with GAAP consistently applied (except that the September 30, 2005 financials (the "Stub Financials") may not contain footnotes that audited financial statements would be required to include under GAAP); (iii) reflect and provide adequate reserves and disclosures in respect of all liabilities of Liska, including all contingent liabilities, as of the respective dates of the Financial Statements, and (iv) present fairly in all material respects the financial position of Liska at such dates and the results of operations and cash flows of Liska for the periods then ended, except that the Stub Financials do not reflect the impact of normal recurring year-end adjustments, which adjustments would not have a material impact on the financial results reflected in the Stub Financials.

            (c) Except as otherwise disclosed in the Liska Disclosure Schedule or in the Liska Financial Statements, Liska does not have any liabilities or obligations that would be required to be set forth in Liska Financial Statements in accordance with GAAP.

      2.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2005, except as set forth in the Liska Disclosure Schedule:

            (a) there has not been (i) any Liska Material Adverse Effect or (ii) any damage, destruction, or loss to Liska (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Liska;

            (b) Liska has not (i) amended its articles of incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Liska; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $15,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (c) Liska has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business, apart from bridge financing associated with the transaction contemplated herein ("Bridge Financing"); (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Liska balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Liska; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures or Liska Common Stock Equivalents (whether authorized and unissued or held as treasury stock);

            (d) to the best knowledge of Liska, Liska has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Liska; and

            (e) as at the date of this Agreement and as at the Closing Date, the Liska liabilities which would and will be required to be disclosed on a balance sheet prepared in accordance with GAAP do not and will not exceed $500,000 in the aggregate, apart from any liability related to the Liska Financing Obligation.

      2.7 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS. To the knowledge of Liska, Liska has full legal right, title and interest in and to all of the Intellectual Property utilized in the operation of its business. No rights of any other person are violated by the use by Liska of any Intellectual Property. None of the Intellectual Property utilized in the operation of the business of Liska has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Liska, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

      2.8 APPROVALS AND CONSENTS. Except as shall be set forth in SCHEDULE 2.8 to the Liska Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Liska , is required by or with respect to Liska in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as provided herein.

      2.9 LITIGATION. There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of Liska threatened against or affecting, Liska or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official which could have a Liska Material Adverse Effect.

      2.10 INTERESTED PARTY TRANSACTIONS. Except as set forth on Schedule 2.10 to the Liska Disclosure Schedule, Liska is not indebted to any stockholder, officer or director of Liska (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such Person is indebted to Liska, except as disclosed in the Liska SEC Reports.

      2.11 COMPLIANCE WITH APPLICABLE LAWS. The business of Liska has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which both individually and in the aggregate have not had and are not reasonably likely to have a Liska Material Adverse Effect. No investigation or review by any governmental entity with respect to Liska is pending or, to the knowledge of Liska, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which, both individually and in the aggregate, would not have, nor be reasonably likely to have, a Liska Material Adverse Effect. Liska is a fully compliant reporting company under the Exchange Act, and has not been threatened or subject to delisting on any exchange on which it is traded.

      2.12 NO UNDISCLOSED LIABILITIES. Except as disclosed on the Liska Financial Statements, there are no liabilities or debts of Liska of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

      2.13 TAX RETURNS AND PAYMENT. Liska has duly and timely filed all Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Liska Financial Statements. Except as disclosed in the Liska Financial Statements, there is no claim for Taxes that is a lien against the property of Liska other than liens for Taxes not yet due and payable, none of which Taxes is material. Liska has not received notification of any audit of any Tax Return of Liska being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Liska which is currently in effect, and Liska is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the Liska Financial Statements.

         2.14 LABOR AND EMPLOYMENT MATTERS Liska is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of Liska, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of Liska who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Liska, are any such efforts being conducted. There is no pending or, to the knowledge of Liska, threatened labor dispute, strike or work stoppage which affects or which may affect the business of Liska, or which may interfere with its continued operations. To the knowledge of Liska, neither Liska nor any agent, representative or employee thereof, has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against Liska by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants of Liska during the twenty-four (24) months prior to the date hereof. Liska has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. Liska has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of Liska s any such claim threatened against Liska. Liska is not a party to, or otherwise bound by, any order relating to its employees or employment practices. Liska has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of Liska is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.

      2.15 EMPLOYEE BENEFITS. There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of Liska or which is sponsored, maintained or contributed to by Liska or to which Liska has an obligation to contribute. Schedule 2.15 of Liska's Sellers' Disclosure Schedule lists each Employee Benefit Plan that Liska maintains or to which it contributes.

      2.16 ENVIRONMENTAL LAWS. To the knowledge of Liska, it is in material compliance with all Environmental Laws and has received no notice from any Governmental Authority of any actual or potential Environmental Claim or any Environmental Health and Safety Liabilities.

      2.17 BROKERS' FEES. Except as disclosed on Schedule 2.17 of the Liska Disclosure Schedule, Liska has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Liska, the Corporations or the Stockholders could become liable or obligated

      2.18 CONTRACTS. To the Knowledge of Liska, Schedule 2.18 of Liska's Disclosure Schedule lists all Contracts and agreements to which Liska is a party, the performance of which will involve consideration in excess of $25,000. Liska will make available to the Corporations for review and copying a correct and complete copy of each such Contract or other agreement (as they may have been amended to date). With respect to the Contracts on Schedule 2.18 (i) to the knowledge of Liska, all Contracts are in full force and effect; (ii) to the knowledge of Liska, Liska is not is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by Liska, with respect to the terms of any Contract; (iii) to knowledge of Liska, no other party is in material breach or material default with respect to the terms of any Contract; and (iv) neither Liska, nor, to Liska's knowledge, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provisions thereof.

      2.19 PERMITS. To the knowledge of Liska, Liska has complied in all material respects with all Laws and Governmental Permits relating to its Business, other than those Laws and Governmental Permits the failure of which to comply would not have a Liska Material Adverse Effect. To the knowledge of Liska, Liska has all Governmental Permits required in connection with the ownership and operation of its Business, other than those Governmental Permits the failure of which to obtain would not have a Liska Material Adverse Effect, and all such Permits and filings are in full force and effect. Liska has not received notice from any Governmental Authority that any such applicable law, Permit, or filing has been violated or not complied with by Liska.

      2.20 LISKA SEC REPORTS. Liska has filed all forms, statements, reports and documents required to be filed or, if permissible, furnished by it with the Commission since May 30th, 2003. The Liska SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of its filing date, each Liska SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

There has not occurred any material adverse change, or any development constituting a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Liska since its latest report on Form 10-QSB.

Neither the offer or sale of the Liska Exchange Stock pursuant hereto nor the consummation of the transactions as contemplated by this Agreement give rise to any rights for or relating to the registration of shares of Liska Common Stock or other securities of Liska, except as may be granted incident to the Liska Financing, or except as set forth on Schedule 2.20 of the Liska Disclosure Schedule.

Liska is not required to prepare and deliver to its shareholders and file with the Commission any proxy, information statement or similar report in advance of the consummation of the transactions contemplated hereby, except for such reports as may need be filed in accordance with Form 8-KSB.

      2.21 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 2, Liska makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets, liabilities or operations, including, without limitation, and any such other representations or warranties are hereby expressly disclaimed.



                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND STOCKHOLDERS

      Except as set forth in the Corporations Disclosure Schedule, disclosure on any one schedule of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Liska, DCS and each of the Stockholders hereby jointly and severally represent and warrant to Liska as of the date of this Agreement and as of the Closing Date:

      3.1 ORGANIZATION, STANDING AND POWER. Except as set forth on SCHEDULE 3.1 to the Corporations Disclosure Schedule, each of the Corporations is a corporation duly formed and in good standing under the laws of the state of Delaware or other applicable jurisdictions. Each of the Corporations has all requisite power and authority to conduct its respective businesses as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of the Corporations is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction where the failure to be so qualified and in good standing would have a Corporations Material Adverse Effect. Except as set forth in SCHEDULE 3.1 to the Corporations Disclosure Schedule, none of the Corporations has an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

      3.2 CAPITALIZATION.

            (a) The capitalization of each of the Corporations and the number of shares of capital stock of each of the Corporations is as set forth on Schedule
3.2 to the Corporations Disclosure Schedule.

            (b) No Acquired Stock, or other shares of capital stock of any of the Corporations has been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of shares of Acquired Stock or other shares of Corporations' capital stock on Common Stock Equivalents. Except for DCS, none of the Corporations has any Subsidiaries.

            (c) All outstanding shares of capital stock of each of the Corporations are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

      3.3 AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by Corporations and the Stockholders has been duly authorized by all necessary corporate action, and this Agreement, upon its execution by such Parties, will constitute the valid and binding obligation of Corporations and the Stockholders enforceable against it or them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution, delivery and performance of this Agreement and compliance with its provisions by the Corporations and the Stockholders will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under (whether with or without notice or lapse of time or both), the Certificate of Incorporation or Bylaws of any of the Corporations, in each case as amended, or any indenture, lease, loan agreement or other agreement or instrument to which Corporations or any of the Stockholders is a party or by which it or them or any of its or their properties are bound, or any decree, judgment, order, statute, injunction, charge, rule or regulation or other restriction of any governmental agency applicable to the Stockholders or the Corporations except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on DCS, the Corporations or the Stockholders. Except as set forth in the Corporations Disclosure Schedule, no consent, filing with or notification to, or approval or authorization of any governmental, regulatory or other authority is required on the part of the Corporations or the Stockholders in connection with the execution, delivery and performance of this Agreement.

      3.4 ACQUIRED STOCK. The Stockholders are collectively the record and beneficial owner of 100% of the Acquired Stock and upon delivery of such shares to Liska, Liska shall acquire all right, title and interest to the Acquired Stock free and clear of any liens, claims and encumbrances.

      3.5 FINANCIAL STATEMENTS AND FINANCIAL REPORTING.

            (a) All financial statements which have been provided to Liska regarding the businesses of the Corporations and the Acquisitions prior to the date hereof (the "DCS Financials") (i) are consistent in all material respects with the books and records of the Corporations and the Acquisitions, as the case may be; (ii) have been or will be prepared on a consistent basis; (iii) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Corporations and the Acquisitions, including all contingent liabilities, as of the respective dates of the DCS Financials, and (iv) present fairly in all material respects the financial position of the Corporations and the Acquisitions at such dates and the results of operations and cash flows of the Corporations and the Acquisitions for the periods then ended, except that financials for periods other than fiscal years do not reflect the impact of normal recurring year-end adjustments, which adjustments would not have a material impact on the financial results reflected in such reports.

            (b) The Corporations and the Stockholders shall provide to Liska by the Closing Date:

                  (i) the audited (A) balance sheet of each Corporation as of December 31, 2005, and audited statements of operations and statements of cash flows for each of the Corporations for the two years ended December 31, 2005, and (B) balance sheet as of December 31, 2005, and statements of operations and statements of cash flows for each of the Acquisition(s) for the two most recent fiscal years (collectively, the "Audited Financial Statements"); and

            (c) To the knowledge of the Stockholders, since September 30, 2005, except as otherwise disclosed in the DCS Financials, the Corporations Disclosure Schedule or to be disclosed in the applicable Audited Financial Statements, there has been no Corporations Material Adverse Effect.

            (d) Except as otherwise disclosed in the DCS Financials or on the Corporations Disclosure Schedule or to be disclosed in the Audited Financials, none of the Corporations or Acquisitions has or will have any liabilities or obligations that would be required to be set forth in financial statements audited in accordance with GAAP.

            (e) The Audited Financial Statements shall be prepared by an accountant qualified to practice before the Commission in accordance with GAAP and Regulation S-X promulgated under the Securities Act.

      3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2005, except as otherwise disclosed in the applicable Corporation's DCS Financials or on
SCHEDULE 3.6 to the Corporations Disclosure Schedule:

            (a) there has not been (i) any Corporations Material Adverse Effect, or (ii) any damage, destruction, or loss (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the Corporations;

            (b) none of the Corporations has (i) amended its Articles of Organization; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;

            (c) none of the Corporations has (i) waived any rights of value which in the aggregate are extraordinary or material in respect of its business;
(ii) made any material change in its method of management, operation, or accounting; (iii) entered into any other material transaction; (iv) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (v) increased the rate of compensation payable or to become payable by it to any of officers or employees whose monthly compensation exceeds $5,000; or
(vi) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with officers, directors, or employees;

            (d) Except as disclosed on the Corporations Disclosure Schedule, none of the Corporations has (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business, apart from DCS bridge financing of $50,000; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Corporations' balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or cancelled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, in respect of its business; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

            (e) to the best knowledge of the Corporations and Stockholders, none of the Corporations have become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, their respective businesses, operations, properties, assets, or financial condition.

      3.7 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS. Except as set forth on the Corporations Disclosure Schedule, each of the Corporations has full legal right, title and interest in and to all of the Intellectual Property utilized in the operation of their respective businesses. No rights of any other person are violated by the use by any of the Corporations of any Intellectual Property. None of the Intellectual Property utilized in the operation of the businesses of any of the Corporations has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Corporations and Stockholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

      3.8 APPROVALS AND CONSENTS. Except as contemplated by this agreement, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with the Stockholders and Corporations, is required by or in connection with the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

      3.9 LITIGATION. Except as otherwise disclosed in the Corporations Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of the Stockholders or Corporations, threatened against or affecting, any of the Corporations or any of its assets or properties before any court or arbitrator or any governmental or other body, agency or official which could have a Corporations Material Adverse Effect.

      3.10 RELATED PARTY TRANSACTIONS. Except as disclosed in this Agreement or in the Corporations Disclosure Schedule, none of the Corporations is indebted to any officer or director of such Corporation, the Stockholders or any affiliate of the Stockholders (except for compensation and reimbursement of expenses incurred in the ordinary course of business and payment of which is not overdue), and no such Person is indebted to the Corporations.

      3.11 COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in the Corporations Disclosure Schedule, none of the Corporations or their respective businesses have been, or are being, conducted in violation of any Applicable Law, except for possible violations which both individually and in the aggregate have not had and are not reasonably likely to have a Corporations Material Adverse Effect. No investigation or review by any governmental entity with respect to the Corporations is pending or, to the knowledge of the Stockholders or Corporations after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which both individually and also in the aggregate would not have, nor be reasonably likely to have, a Corporations Material Adverse Effect.

      3.12 NO UNDISCLOSED LIABILITIES. There are no material liabilities or debts of the Corporations, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt which has not been disclosed in the DCS Financials or the Corporations Disclosure Schedule or which will not be disclosed in the Audited Financial Statements.

      3.13 TAX RETURNS AND PAYMENT. All Tax Returns with respect to the Corporations required to be filed by has duly and timely filed and all Taxes shown thereon to be due have been paid, except as reflected in the Corporations Disclosure Schedule. Except for a $107,000 balance owed to the IRS for accrued and unpaid Taxes for which an offer is compromise is being negotiated, or as otherwise disclosed in the Corporations Disclosure Schedule or in the applicable Corporations Financial Statements, there is no claim for Taxes that is a lien against the property of the Corporations other than liens for Taxes not yet due and payable, none of which Taxes is material. The Stockholders have not received notification of any audit of any Tax Return of the Corporations being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Stockholders which is currently in effect, and the Corporations is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any amount in excess of the amount reflected on the applicable Corporations Financial Statements.

      3.14 LABOR AND EMPLOYMENT MATTERS. None of the Corporations are a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of the Stockholders or Corporations, there has been no effort by any labor union or any other person during the twenty-four
(24) months prior to the date hereof to organize any employees or consultants of the Corporations who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the Stockholders or Corporations, are any such efforts being conducted. There is no pending or, to the knowledge of the Stockholders, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Corporations, or which may interfere with its continued operations. To the knowledge of the Stockholders or Corporations, neither the Stockholders, nor any of the Corporations nor any of their respective agents, representatives or employees thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Stockholders or Corporations by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants of the Corporations during the twenty-four (24) months prior to the date hereof. Each of the Corporations and Stockholders have complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. The Corporations have not received notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of the Stockholders or Corporations is any such claim threatened against the Corporations. The Corporations are not a party to, or otherwise bound by, any order relating to its employees or employment practices. The Corporations have paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

      3.15 EMPLOYEE BENEFITS. There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the employees or consultants of the Corporations or which is sponsored, maintained or contributed to by any the Corporations or to which any of the Corporations have an obligation to contribute. Schedule 3.15 of the Corporations Disclosure Schedule sets forth each Employee Benefit Plan that any of the Corporations maintains or to which any of them contributes.

      3.16 ENVIRONMENTAL LAWS. Except where non-compliance would not have a Corporations Material Adverse Effect, each of the Corporations is in compliance with all Environmental Laws and has received no notice from any Governmental Authority of any actual or potential Environmental Claim or any Environmental Health and Safety Liabilities.

      3.17 BROKERS' FEES. Except as disclosed on Schedule 3.17 of the Corporations Disclosure Schedule, none of the Corporations or Stockholders has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Liska, the Corporations or the Stockholders could become liable or obligated

      3.18 CONTRACTS. To the knowledge of the Corporations, Schedule 2.19 of the Corporations Disclosure Schedule lists all Contracts and agreements to which any of the Corporations is a party, the performance of which will involve consideration in excess of $25,000. The Corporations will make available to Liska for review and copying a correct and complete copy of each such Contract or other agreement (as they may have been amended to date). With respect to the Contracts on Schedule 2.18 (i) to the knowledge of the Corporations, all Contracts are in full force and effect; (ii) to the knowledge of the Corporations, none of the Corporations is in material breach or material default, and there has occurred no event, fact, or circumstance that, with the lapse of time or the giving of notice, or both, would constitute such a material breach or material default by any of the Corporations, with respect to the terms of any Contract; (iii) to knowledge of the Corporations, no other party is in material breach or material default with respect to the terms of any Contract; and (iv) neither any of the Corporations, nor, to the Corporations' knowledge, any other party to any Contract has given or threatened to give notice of any action to terminate, cancel, rescind, or procure a judicial reformation of any Contract or any provisions thereof

      3.19 PERMITS. To the knowledge of the Corporations, each of the Corporations has complied in all material respects with all Laws and Governmental Permits relating to its business, other than those Laws and Governmental Permits the failure of which to comply would not have a Corporations Material Adverse Effect. To the knowledge of the Corporations, each of the Corporations has all Governmental Permits required in connection with the ownership and operation of its business, other than those Governmental Permits the failure of which to obtain would not have a Corporations Material Adverse Effect, and all such Permits and filings are in full force and effect. None of the Corporations has received notice from any Governmental Authority that any such applicable law, Permit, or filing has been violated or not complied with by Liska.

         3.20DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 3, none of the Stockholders or Corporations makes any representation or warranty, express or implied, at law or in equity, in respect of any of its assets, liabilities or operations, including, without limitation, and any such other representations or warranties are hereby expressly disclaimed.


                                   ARTICLE IV
                 CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

      4.1 LISKA FINANCINGOBLIGATION. Liska covenants and agrees to use its best efforts to consummate the Liska Financing Obligation on or before the Closing date on terms and conditions satisfactory to Liska and DCS. In the event that Liska is unable to secure the Liska Financing Obligation, it will use its best efforts to secure financing from other sources.

      4.2 COMPLIANCE BY THE CORPORATIONS AND THE STOCKHOLDERS WITH OBLIGATIONS. Subject to compliance by Liska with the deliveries set forth in Section 1.5 of this Agreement and consummation of the Liska Financing Obligations, each of the Corporations and the Stockholders covenants and agrees to comply with its and their obligations under of this Agreement and to deliver to Liska on the Closing Date the items set forth in Section 1.4 and Section 5.

      4.3 COMPLIANCE BY LISKA. Subject to compliance by the Corporations with the deliveries set forth in Section 1.4 of this Agreement, Liska covenants and agrees to comply with its and their obligations under of this Agreement and to deliver to the Stockholders on the Closing Date the items set forth in Section
1.5 and Section 5.

      4.4 THE LISKA BOARD OF DIRECTORS; EXECUTIVE OFFICERS.

            (a) On the Closing Date and until the next annual meeting of the stockholders of Liska called, in whole or in part, to elect the board of directors of Liska , the board of directors of Liska (the "Liska Board of Directors") and each of its consolidated Subsidiaries (collectively, with the Liska Board of Directors, the "Liska Boards" shall consist of five (5) Persons, of which (i) Liska shall designate three (3) members; and (ii) DCS shall designate two (2) members, one of which will be Charles Benz who shall serve as Chairman of the Board. Further, Liska covenants and agrees to use its best efforts to re-elect such individuals to its Board of Directors at its annual meetings held in 2006 and 2007.

            (b) On the Closing Date, the senior executive officers of Liska shall be Charles Benz, CEO, Chris LeClerc, President, and such other Persons appointed by the Liska Board of Directors; such Persons to hold office at the pleasure of the Liska Board of Directors, and one of which shall be a qualified chief financial officer.

      4.5 CERTAIN LIABILITIES OF THE CORPORATIONS.

            (a) Each of Charles Benz and Ronald Wilfert and the other Stockholders named on Schedule _A__, agrees to forgive all accrued salaries and other compensation owed by DCS and to arrange satisfaction of all accrued compensation showing on the DCS balance sheets for all periods through the Closing Date.

            (b) The Parties acknowledge that, after forgiveness of the obligations and liabilities referred to in Section 4.5(a) above, an aggregate of approximately $750,000 of obligations and liabilities will continue to be owed by the Corporations to Charles Benz and his Affiliate, ISI International, Inc. (the "Corporations Related Party Obligations"), of which approximately $500,000 are loans to DCS. The Parties agree that loans shall be repaid to Charles Benz and his Affiliate's in accordance with terms to be further negotiated by the Parties.

      4.6 ANNOUNCEMENTS. No Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law. Notwithstanding anything in this Section 4.5 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements or disclosure with respect to this Agreement and the transactions contemplated hereby.

      4.7 ACCESS TO INFORMATION. The Parties hereto will make available to one another for inspection during normal business hours and in a manner so as not to interfere with normal business operations, all of the records (including tax records), books of account, premises, contracts and all other documents in their possession or control that are reasonably requested with respect to the business and affairs of the Corporations or Liska, as the case may be. The Corporations and Liska will cause their respective managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions concerning the business and affairs of the Corporations. Each party will treat and hold as confidential any information they receive in the course of the reviews contemplated by this Section 4.5. No examination by any party will, however, constitute a waiver or relinquishment of such party's rights to rely on covenants, representations and warranties made herein or pursuant hereto.

      4.8 GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

      4.9 OPERATION OF BUSINESS. Neither Liska nor any of the Corporations will engage in any practice, take any action, or enter into any transaction outside their respective ordinary course of business. Without limiting the generality of the foregoing, except as set forth in the respective Disclosure Schedule of the Corporations and Liska or as expressly contemplated by any other provision of this Agreement, the Corporations and Liska will use their best efforts to preserve substantially intact their respective business organizations, maintain their respective business and properties substantially intact, including their present operations and facilities, keep available the services of their current officers, employees and consultants, and preserve their respective current relationships suppliers, purchasers, employees and other persons with which they have significant business relations, and neither any of the Corporations nor Liska will, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the other Party hereto: (i) amend or otherwise change its articles of incorporation or bylaws; (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (1) any shares of any class of capital stock, or any stock options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (2) any assets, except in the ordinary course of business; (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock; (v) (1) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, limited liability company, other business organization or any division thereof or any significant amount of assets; (2) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; (3) enter into any contract or agreement other than in the ordinary course of business; (4) authorize, or make any commitment with respect to, any capital expenditure in excess of $25,000 or (5) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section; (vi) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; (vi) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or (vii) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

      4.10 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Parties of any development causing a breach of any of its representations and warranties in this Agreement or a violation of any of its covenants set forth in this Agreement. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement such Party's Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

      4.11 EXCLUSIVITY. Neither Liska nor any of the Corporations will solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or a substantial portion of its respective assets or capital stock (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the directors and officers of Liska and the Corporations will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent that such actions are consistent with their fiduciary duties.

      4.12 FURTHER ASSURANCES. Liska and each of the Stockholders and Corporations each agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver or cause their respective Affiliates to execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement.

                                    ARTICLE V
                    CONDITIONS TO EXCHANGE OF ACQUIRED STOCK


      5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF LISKA. Consummation of the acquisition of the Acquired Stock on the Closing Date by Liska and issuance of the Liska Exchange Stock to the Stockholders is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

            (a) The representations and warranties of the Corporations and the Stockholders contained in Article III hereof (with specific reference, inclusive of the Corporations Disclosure Schedule) shall be true and correct as of the Agreement Date and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

            (b) Each of the Corporations and the Stockholders shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Closing Date;

            (c) DCS shall have arranged for the consummation of one or more Acquisition(s) which shall result in operating revenues when combined with DCS of at least $8 million, all upon such terms and conditions as shall be reasonably satisfactory to Liska;

            (d) The Stockholders shall have made the deliveries required to be made in Section 1.4 above.

            (e) If and to the extent that final Corporations Disclosure Schedules shall not have been delivered, all such the Corporations Disclosure Schedules shall have been completed and any information included thereon after the date hereof shall differ materially from the information provided to Liska on or prior to the date hereof;

            (f) The Corporations will be have obtained the Audited Financial Statements contemplated by Section 3.5(a) of this Agreement;

            (g) There shall not have occurred since September 30, 2005, any Corporations Material Adverse Effect, other than as disclosed in the Corporations Disclosure Schedule;

            (h) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

            (i) The Stockholders and the Corporations shall have delivered to Liska a certificate to the effect that each of the conditions specified above in
Section 5.1(a) and (b) are satisfied in all respects;

            (j) The Stockholders shall have received an opinion from counsel to Liska in form and substance reasonably satisfactory to the Stockholders as to such matters as the Stockholders may reasonably request; and

            (k) All actions to be taken by the Stockholders and Corporations in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Liska.

      5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS. Consummation of the Exchange by the Stockholders of the Acquired Stock to Liska is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

            (a) The representations and warranties of Liska contained in Article II hereof (with specific reference, inclusive of the Liska Disclosure Schedule) shall be true and correct as of the Agreement Date and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date;

            (b) Liska shall have complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Closing Date of the Transaction, including all covenants and agreements on their part to be performed, as set forth in Article IV above;

            (c) Liska shall have made the deliveries required to be made in
Section 1.5 above;

            (d) Liska shall have closed the Liska Financing Obligations or arranged financing from other sources on terms satisfactory to Liska and the Stockholders;

            (e) There shall not have occurred since September 30, 2005, any event giving rise to a Liska Material Adverse Effect;

            (f) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

            (g) The Stockholders and the Corporations shall have delivered to Liska a certificate to the effect that each of the conditions specified above in
Section 5.2 (a) and (b) are satisfied in all respects;

            (h) Liska shall have received an opinion from counsel to the Stockholders and Corporations in form and substance reasonably satisfactory to Liska as to such matters as the Stockholders may reasonably request; and

            (i) All actions to be taken by Liska in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Stockholders.


                                   ARTICLE VI
                                  MISCELLANEOUS



      6.1 TERMINATION. The Parties may terminate this Agreement as provided below:

            (a) Liska and the Stockholders may terminate this Agreement by mutual written agreement at any time prior to the Closing of the purchase of the Acquired Stock.

            (b) Liska may terminate this Agreement by giving written notice to DCS and the Stockholders at any time prior to the Closing (i) if DCS, the Corporations or the Stockholders have breached any material representation, warranty, or covenant contained in this Agreement, Liska has notified DCS and the Stockholders in writing of the breach, and the breach has continued without cure until the later of the scheduled Closing Date and 10 days after the notice of breach, (ii) if all of the conditions to Liska's obligation to consummate the Closing shall not have been satisfied by June 30, 2005 (the "Outside Closing Date"), or (iii) if the Closing of the Exchange shall not have occurred on or before the Outside Closing Date, unless in any such case (a) the failure results from a breach by Liska of any material representation, warranty, or covenant on its part contained in this Agreement or (b) from Liska's failure to expend its best efforts to cause any Closing Condition of any party to be satisfied.

            (c) DCS or the Stockholders may terminate this Agreement by giving written notice to Liska at any time prior to the Closing (i) if Liska has breached any material representation, warranty, or covenant contained in this Agreement, DCS or the Stockholders has notified Liska in writing of the breach, and the breach has continued without cure until the later of the scheduled Closing date or 10 days after the notice of breach (ii) if all of the conditions to the Stockholders's obligations to consummate the Closing shall not have been satisfied by the Outside Closing Date, (iii) if the Closing shall not have occurred on or before the Outside Closing Date, unless in any such case (a) the failure results from the breach by the Stockholders or the Corporations of any material representation, warranty, or covenant contained in this Agreement or
(b) from the Stockholders failure to expend their best efforts to cause any Closing Condition of any party to be satisfied.

      6.2 EFFECT OF TERMINATION.

            (a) If any Party terminates this Agreement pursuant to Section 6.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except that if such termination is as a result of a breach by any Party, such Party shall remain liable for any damages resulting from such breach).

            (b) Liska, the Corporations and the Stockholders each acknowledges that, notwithstanding anything contained elsewhere in this Agreement, if this Agreement is terminated prior to Closing due to any Party's breach, the non-breaching Party or Parties' shall have no adequate remedy at law. Accordingly, in addition to any claim for monetary damages, the non-breaching Party or Parties shall have the right to seek specific enforcement of this Agreement.

      6.3 ENTIRE AGREEMENT.

            (a) This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the Parties and supersede any previous agreements made or existing between the Parties or any of them before or simultaneously with this Agreement and relating to the subject matter of this Agreement (all of which shall be deemed to have been terminated by mutual consent as of the date of this Agreement).

            (b) Each of the Parties acknowledges and agrees that in entering into this Agreement it has not relied on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement.

            (c) No amendment or waiver of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

      6.4 JURISDICTION AND GOVERNING LAW.

            (a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

            (b) Irrespective of conflict of law or choice of law issues or provisions, each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in the City of New York for the resolution of all claims or controversies arising out or related to this Agreement.

      6.5 SCHEDULES; TABLES OF CONTENTS AND HEADINGS, NOTICES. Any section of either Disclosure Schedule required to be attached and not attached to this Agreement on the Agreement Date shall be deemed to have been attached thereto with the following thereon: "None." Unless such schedule indicates that it is "subject to completion," in which case such schedule shall be delivered as quickly as practicable. The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally (including by confirmed legible facsimile transmission and contemporaneous first-class mailing for overnight delivery), (b) delivered by a responsible overnight courier service, or (b) five business days after being deposited first class, or airmail class if to a different country, in the mails, in each such case delivered or mailed to the Parties at the addresses set forth on Schedule 6.5 attached hereto (or to such address as a Party may have specified by notice given to the other Parties pursuant to this provision).

      6.6 SEPARABILITY. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) such provision shall be enforced to the maximum extent permissible under applicable law, and
(b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, provided that as so modified, this Agreement provides to the respective Parties substantially all of the benefits contemplated hereby.

      6.7 MISCELLANEOUS PROVISIONS.

            (a) Subject and without prejudice to Section 6.2(a), all rights and remedies of any Party under any provision of this Agreement shall be in addition to any other rights and remedies provided for by any law of any kind (including all forms of legal and equitable relief, including specific performance), all rights and remedies contemplated in the preceding part of this sentence shall be independent and cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude or waive the exercise of any other right or remedy.

            (b) Any Party may waive compliance by another with any of the provisions of this Agreement provided that (i) no waiver of any provision shall be construed as a waiver of any other provision, (ii) any waiver must be in writing and shall be strictly construed, and (iii) a waiver in any one instance shall not be deemed a waiver in any subsequent instance.

            (c) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The provisions of this Agreement (i) are for the sole benefit of the Parties, and
(ii) shall not create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement and consequently no term of this Agreement is enforceable by any Person who is not a party to it. No assignment of this Agreement or of any rights or obligations hereunder, and no declaration of trust in respect of any such rights or the benefit of this Agreement, may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment or declaration of trust without the required consent shall be void.

This Agreement may be executed via fax and in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

            (d) Each of the Stockholders and the Corporations hereby constitutes and appoints Charles R. Benz as its true and lawful attorney-in-fact, agent and representative (the "DCS Representative"), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to negotiate and sign all amendments to this Agreement and all other documents in connection with the transactions contemplated by this Agreement, including without limitation those instruments called for by this Agreement and all notices, waivers, consents, instructions, authorizations and other actions called for, contemplated or that may otherwise be necessary or appropriate in connection with this Agreement or any of the foregoing agreements or instruments, granting unto the DCS Representative full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such Stockholder or Corporation might or could do in person, hereby ratifying and confirming all that the DCS Representative, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, including without limitation the power and authority to deliver and convey such Stockholder's portion of the Acquired Stock in accordance with the terms hereof, to receive and give receipt for all consideration due such Stockholder pursuant to this Agreement and to receive all notices, requests and demands that may be made under and pursuant to this Agreement. Should the DCS Representative be unable or unwilling to serve or to appoint his successor to serve in such Stockholder's stead, and unless the Stockholders shall appoint a successor to serve in his stead, such Stockholders shall be deemed to be represented by ___________. Liska shall be entitled to rely and protected in relying on the authority, actions and decisions of the DCS Representative, and Liska will have no liability to and shall be held harmless by any and all of the Stockholders and Corporations and their successors and assigns with respect to any matter arising out of, either directly or indirectly, Liska's good faith reliance upon such authority, actions or decisions of the DCS Representative.

      6.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

            (a) Survival of Representations and Warranties. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of twelve (12) months after the Closing Date or with respect only to representations and warranties regarding Taxes, ERISA matters, and environmental matters shall survive for a period of twenty-four (24) months after the Closing Date (the "Warranty Period") and shall thereupon terminate and expire and shall be of no further force or effect thereafter whatsoever, except
(i) with respect to any claim, written notice of which shall have been delivered to the Stockholders or Liska, as the case may be, in accordance with this Section and prior to the end of the Warranty Period, such claim shall survive the termination of such Warranty Period for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

            (b) Indemnification by the Liska. Liskas shall indemnify each Stockholder and Corporation and each of their respective directors, officers, employees, successors and assigns (individually, a "DCS Indemnified Party"), and hold them, and each of them, harmless from, against and in respect of any and all costs, losses, claims, liabilities (including for Taxes), fines, penalties, damages (other than special, consequential or punitive damages) and expenses (including interest, if any, imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) (collectively, "Damages") incurred by any of them resulting from any breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by Liska made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

            (c) Indemnification by the Corporations. The Corporations shall indemnify Liska and each of the shareholders, directors, partners, employees, Affiliates and "associates" (as that term is defined in Rule 405 promulgated by the SEC under the Securities Act) of Liska and their respective successors and assigns (individually a "Liska Indemnified Party") and hold them, and each of them, harmless from, against and in respect of any and all Damages incurred by such Liska Indemnified Party resulting from any misrepresentation, breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by the Stockholders or the Corporations made in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith).

            (d) Limitations on Indemnification. Neither the DCS Indemnified Parties nor the Liska Indemnified Parties shall be entitled to assert any claim for indemnification under this Section unless and until such time as all claims of the DCS or Liska Indemnified Parties, as the case may be, for indemnification hereunder exceed $300,000 (the "Basket") in the aggregate, at which time any and all claims of the DCS or Liska Indemnified Parties, as the case may be, for indemnification in excess of the Basket may be asserted. Notwithstanding anything to the contrary contained in this Section, in no event will any Liska be liable to the Corporations and the Stockholders, or will the Stockholders be liable to Liska, under this Section 8 or otherwise (A) in an amount in excess of $3,000,000 or (B) for any incidental, consequential or other special damages, including, without limitation, lost profits.

            (e) Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a DCS Indemnified Party or Liska Indemnified Party (referred to herein as an "Indemnified Party"), then the Indemnified Party will give prompt written notice of any such claim to the indemnifying party, which notice shall set forth in reasonable detail the nature, basis and amount of such claim (the "Notice of Third Party Claim"). It is a condition precedent to the applicable indemnifying party's obligation to indemnify the applicable Indemnified Party for such claim that such Indemnified Party timely provide to such indemnifying party the applicable Notice of Third Party Claim, provided that the failure to provide such Notice of Third Party Claim shall only relieve such indemnifying party of its or his obligation to indemnify for such claim only to the extent that such indemnifying party has been prejudiced by such Indemnified Party's failure to give the Notice of Third Party Claim as required. The indemnifying party receiving such Notice of Third Party Claim may (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) undertake the defense of such claims or actions at its expense with counsel chosen and paid by its giving written notice (the "Election to Defend") to the Indemnified Party within thirty (30) days after the date the Notice of Third Party Claim is deemed received; provided, however, that the indemnifying party receiving the Notice of Third Party Claim may not settle such claims or actions without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed, except if the sole relief provided is monetary damages to be borne solely by the indemnifying party; and, provided further, if the defendants in any action include both the indemnifying party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the parties, the Indemnified Party shall cooperate in the defense of such claim and shall make available to the indemnifying party pertinent information under its control relating thereto, but the Indemnified Party shall have the right to its own counsel and to control its defense and shall be entitled to be reimbursed for all reasonable costs and expenses incurred in such separate defense. In no event will the provisions of this Section reduce or lessen the obligations of the parties under this Section, if prior to the expiration of the foregoing thirty
(30) day notice period, the Indemnified Party furnishing the Notice of Third Party Claim responds to a third party claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty or because of any requirements imposed by law. If the indemnifying party receiving the Notice of Third Party Claim does not duly give the Election to Defend as provided above, then it will be deemed to have irrevocably waived its right to defend or settle such claims, but it will have the right, at its expense, to attend, but not otherwise to participate in, proceedings with such third parties; and if the indemnifying party does duly give the Election to Defend, then the Indemnified Party giving the Notice of Third Party Claim will have the right at its expense, to attend, but not otherwise to participate in, such proceedings. The parties to this Agreement will not be entitled to dispute the amount of any damages (including reasonable attorney's fees and expenses) related to such third party claim resolved as provided above.

            (f) Subrogation. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action against third parties for the recovery thereof, including under any insurance policies, and the Indemnified Party agrees to assist and cooperate in good faith with the indemnifying party and to take any action reasonably required by such indemnifying party, at the expense of such indemnifying party, in enforcing such rights.

      6.9 REPRESENTATION BY COUNSEL. The parties hereby acknowledge that each has had the opportunity to review the Agreement with legal counsel and that the Stockholders and the Corporations have been represented by legal counsel of their choosing who has reviewed this Agreement and advised such Stockholders and the Corporations in connection with the transactions contemplated hereby.



[THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                        LISKA BIOMETRY, INC.



                                        By:____________________________________
                                        Name: Chris LeClerc
                                        Title: Chief Executive Officer


                                        DIGITAL CARD SYSTEMS, INC.


                                        By:____________________________________
                                              Charles Benz,
                                              Chairman and Chief Executive
                                              Officer

                                        DCS EUROPE, INC.


                                        By:____________________________________
                                              Juergen Mueller,
                                              President

                                        DCS AMERICA, INC.


                                        By:____________________________________
                                              Charles Benz,
                                              Chairman and Chief Executive
                                              Officer


                                        DCS LATIN AMERICA, INC.


                                        By:____________________________________
                                              Charles Benz,
                                              Chairman and Chief Executive
                                              Officer


                                        DIGITAL CARD SYSTEMS LATINOAMERICA SAC


                                        By:____________________________________
                                              Charles Benz,
                                              Chairman and Chief Executive
                                              Officer

                                        COSMO ID, GMBH


                                        By:____________________________________
                                              Juergen Mueller
                                              President

                                        THE STOCKHOLDERS:



                                        ----------------------------------------
                                              CHARLES BENZ

                                        ISI INTERNATIONAL, INC.


                                        BY:_____________________________________
                                              CHARLES BENZ, PRESIDENT



                                        ----------------------------------------
                                              JUERGEN MULLER


                                        ----------------------------------------
                                              RONALD WILFERT


                                        ----------------------------------------
                                              ROBERT CARNE


                                        ----------------------------------------
                                              OLUSOLA OBASA


                                        ----------------------------------------
                                              TODD A. MANCINI


                                        ----------------------------------------
                                              STEVEN Y. HANDEL

                                THE STOCKHOLDERS
                              (CONTINUED 2ND PAGE)







                                        ----------------------------------------
                                              MARK KLAINOS


                                        ----------------------------------------
                                        TRIJAY  TECHNOLOGIES INTERNATIONAL, INC.


                                        ----------------------------------------
                                              MARCUS ALBRECHT



                                        ----------------------------------------
                                              GARY ZUCKER


                                        ----------------------------------------
                                              LARRY LOUGHREY


                                        ----------------------------------------
                                              THOMAS SPINDLER


                                        ----------------------------------------
                                              WILLIAM WEIGLIN


                                        ----------------------------------------
                                              CHAD SMANJAK

Signature Page of Securities Exchange Agreement.



                                       35